UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 5, 2006

(Date of earliest event reported)

WAH KING INVEST CORP.

(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

J.C. Beetslaan 153-155
2131 AL Hoofddorp, The Netherlands

(Address of principal executive offices) (Zip Code)

31.35628101

(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement.

FORWARD-LOOKING STATEMENTS. This current report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve risks and uncertainties. In addition, the Registrant (Wah King Invest Corp., a Delaware corporation) may from time to time make oral forward-looking statements. Actual results are uncertain and may be impacted by many factors. In particular, certain risks and uncertainties that may impact the accuracy of the forward-looking statements with respect to revenues, expenses and operating results include without imitation; cycles of customer orders, general economic and competitive conditions and changing customer trends, technological advances and the number and timing of new product introductions, shipments of products and components from foreign suppliers, and changes in the mix of products ordered by customers. As a result, the actual results may differ materially from those projected in the forward-looking statements.

Because of these and other factors that may affect the Registrant's operating results, past financial performance should not be considered an indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

On July 5, 2006, the Registrant entered into a binding Acquisition Agreement with United Real Estate Holding GmbH, Mr. Gerardus Ronald Steenbergen, Mr. Roy Patrick Piceni, Mr. Andries Henricus Meijer and Vlaanderen Holding b.v. Ltd. (the “Sellers”) to acquire all the issued and outstanding stock of Sellema Beheer B.V. doing business ass Bouwclub Nederland B.V., a Dutch company (the “Company”). The Registrant is acquiring the Company for one million (1,000,000) voting non registered preferred shares of the Registrant payable to United Real Estate Holdings GMBH valued at $1.00 per share and six million (6,000,000) voting non registered common shares of the Registrant payable to Mr. Gerardus Ronald Steenbergen, Mr. Roy Patrick Piceni, Mr. André Meijer, and Vlaanderen Holding BV Ltd. valued at $0.50 per share. One half the shares comprising the Purchase Price, shall be transferred to the Sellers at closing, in accordance with Schedule A of the Acquisition Agreement, and one half to be held in escrow and paid to Sellers only in the event the Company achieves a minimum of $2,500,000 in sales and $500,000 in gross profits by the end of fiscal year ended December 31, 2006. The acquisition which will result in a change of control of the Registrant has been approved by the Registrant’s Board of Directors and by majority of its shareholders. The transaction will close after the Registrant files a DEF 14C with the Securities and Exchange Commission and the Company completes its audit in accordance with SEC requirements.

Bouwclub Nederland B.V. was formed in 2005 and has been in operation for less than one year. The Company is a reseller of wholesale closeout merchandise, offering closeout, overstock, customer return merchandise and surplus and liquidation merchandise. They enable buyers and sellers to transact in a face-to-face environment offering hundreds of product categories. Their marketplaces provide customers’ access to a supply of merchandise that they are able to inspect before they buy. They enable their corporate sellers to enhance their financial return on excess assets by providing a liquid marketplace and value-added services that integrate sales and marketing, logistics and transaction settlement into a single offering. They organize their products into categories across major industry verticals such as consumer electronics, general merchandise, technology hardware, and specialty equipment. For the first six months of 2006, the Company’s unaudited financials show that it had sales of approximately $1.32 million and net profits before tax of approximately $292,000. Their physical marketplace is located in a class A retail warehouse next to Amsterdam Schiphol International Airport with a total of approximately 95,000 square feet.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits.

Exhibits:

Exhibit No.	Document Description

10	Acquisition Agreement dated July 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wah King Invest Corp.

(Registrant)

Date: July 7, 2005	By: /s/ JERRY GRUENBAUM

Jerry Gruenbaum

Chief Executive Officer

(Duly Authorized Officer)

By: /s/ NATHAN LAPKIN____

Nathan Lapkin

President

(Duly Authorized Officer)